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                                                                      EXHIBIT 11

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
              COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            Three Months           Six Months
                                                                           Ended June 30         Ended June 30
                                                                         ------------------     -----------------
                                                                           1997       1996       1997       1996
                                                                         -------     ------     ------     ------
PRIMARY:
  Net earnings                                                           $37,175     22,458     71,554     40,975
                                                                         =======     ======     ======     ======
  Weighted average number of shares of common stock and common stock equivalents:
      Weighted average number of shares outstanding                       78,188     74,960     78,015     72,157
      Dilutive effect of stock options                                     4,486      5,831      4,498      5,831
                                                                         -------     ------     ------     ------
  Weighted average number of common stock
    and common stock equivalents                                          82,674     80,791     82,513     77,988
                                                                         =======     ======     ======     ======
  Earnings per common and common equivalent share                        $   .45        .28        .87        .53
                                                                         =======     ======     ======     ======

FULLY-DILUTED:
  Net earnings                                                           $37,175     22,458     71,554     40,975
                                                                         =======     ======     ======     ======

  Weighted average number of shares of common stock and common stock equivalents:
      Weighted average number of shares outstanding                       78,188     74,960     78,015     72,157
      Dilutive effect of stock options                                     4,630      5,831      4,668      5,831
                                                                         -------     ------     ------     ------
  Weighted average number of common stock
    and common stock equivalents                                          82,818     80,791     82,683     77,988
                                                                         =======     ======     ======     ======
  Earnings per common and common equivalent share                        $   .45        .28        .87        .53
                                                                         =======     ======     ======     ======


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